Exhibit 14.1


Independent Accountants Consent



We consent to the incorporation by reference in this Registration Statement of Federated Equity Funds on Form N-14 of our report dated February 10, 1995, appearing in the Annual Report on Form N-1A of the Federated Exchange Fund, Ltd., for the year ended December 31, 1994 and to the reference to us under the heading "Independent Auditors" in the Prospectus/Proxy Statement, which is a part of this Registration Statement.


/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Pittsburgh, Pennsylvania